                                                  Exhibit 99

The Bank of New York Company, Inc.                NEWS
------------------------------------------------------------------------------
                                           One Wall Street, New York, NY 10286

                                           Contact:
                                           PUBLIC AND INVESTOR RELATIONS DEPT.




For Release:

IMMEDIATELY                                    Frank H. Scarangella, SVP
-----------                                    (212) 635-1590
                                               Nicholas C. Silitch, SVP
                                               (212) 635-1591
                                               Gregory A. Burton, AVP
                                               (212) 635-1578



               THE BANK OF NEW YORK COMPANY, INC. REPORTS
               ------------------------------------------
         Record Third Quarter Diluted E.P.S. of 39 Cents, Up 15%
         -------------------------------------------------------
                   Securities Servicing Revenue Up 27%
                   -----------------------------------

                Return on Average Common Equity of 24.19%

                    Return on Average Assets of 1.86%


NEW  YORK, N.Y., October 19, 1998 -- The Bank of New York Company, Inc.

(NYSE: BK) reports third quarter diluted earnings per share of 39 cents,

up 15% from the 34 cents earned in the third quarter of 1997. Net income for the third quarter was $301 million, up 10% from the $273 million earned in the same period last year.

      Diluted earnings per share were $1.13 for the nine months of 1998,

up 15% from the $0.98 earned last year. Net income for the nine months was a record $879 million, an increase of 9% over last year's $806 million.

      Record third quarter results were driven by strong growth across diversified fee based businesses. Record securities trading volumes, new business wins, and market share gains pushed securities servicing fees up 27% and trust and investment fees up 15%. As a result, fee based revenue and noninterest income contributed 58% of revenues. Additional highlights for the quarter were consistent and favorable foreign exchange results, reductions in nonperforming assets, and continued

control of operating expenses.

     In securities servicing, revenue growth was led by ADRs, domestic and global custody, stock transfer, and UIT. The ADR business continues its strong performance with trading volumes on U.S. exchanges in the third quarter up 38% from a year ago. In addition, the Company was named as agent on over 34 new programs during the quarter. Domestic and global custody continued to gain momentum from new business wins. Trust and investment's performance, in the face of generally declining equity markets, was the result of strong relative investment performance creating continued new business flow. Financial discipline remained a hallmark for the Company, as the efficiency ratio was 50.6%.

      Return on average common equity for the third quarter of 1998 was

24.19% compared with 24.03% in the second quarter of 1998 and 22.06% in the third quarter of 1997. Return on average assets for the third quarter of 1998 was 1.86% compared with 1.90% in the second quarter of

1998 and 1.81% in the third quarter of 1997. For the nine months of

1998, return on average common equity totaled 24.39% compared with

21.59% in 1997. Return on average assets was 1.90% for the nine months of 1998 compared with 1.83% in 1997.

      Net interest income on a taxable equivalent basis for the third quarter rose to $430 million from $424 million in the second quarter of

1998 due to growth in liquid investments related to substantial increases in customer driven deposits from the Company's global securities servicing clients. Revenues from the Company's securities servicing businesses reached $258 million for the third quarter and $726 million for the nine months of 1998, up 27% and 26% compared with the corresponding periods of the prior year. Strong internal growth of 16%

was spread over all of the Company's securities servicing businesses.

      In cash processing, fees from funds transfer grew by 8% from the previous year, the result of continued market share gains partially offset by reduced levels of global trade activity. Trade finance revenues were flat with a year ago as the decline in letter of credit volume was mitigated by improving margins. For the quarter, overall cash processing fees grew by 5% from a year ago reaching $66 million.

      Trust and investment fees were $53 million for the quarter, an increase of 15% over last year, the result of focused and aggressive new business efforts. Notwithstanding the turmoil in the global financial markets, foreign exchange and other trading revenues were $30 million compared with $35 million last year and $42 million in the second quarter of 1998 reflecting the customer driven nature of this business.

       Tangible diluted earnings per share (earnings before the

amortization of goodwill and intangibles) were 41 cents per share in the third quarter of 1998, up 14% from 36 cents per share in the third quarter of 1997. On the same basis, tangible return on average common equity was 37.56% in the third quarter of 1998 compared with 32.29% in the third quarter of 1997; and tangible return on average assets was

2.03% in the third quarter of 1998 compared with 2.00% in the third quarter of 1997. Tangible diluted earnings per share were $1.20 per share for the nine months of 1998, compared with $1.06 per share in

1997. Tangible return on average common equity was 37.47% in the nine months of 1998 compared with 31.18% in 1997; and tangible return on average assets was 2.07% in the nine months of 1998 compared with 2.02%

last year.

      Average diluted shares outstanding were 779 million for the quarter, down from the 783 million in the second quarter of 1998 and 801 million in the third quarter a year ago as a result of the Company's stock buyback programs. At September 30, 1998, the Company had approximately 2 million shares remaining to repurchase under its 30 million 1998 share buyback program.

      The Company's estimated Tier 1 capital and Total capital ratios remained strong at 7.48% and 11.59% at September 30, 1998 compared with

7.25% and 11.24% at June 30, 1998, and 7.61% and 11.62% at September 30,

1997. Tangible common equity as a percent of total assets was 5.59% at

September 30, 1998 compared with 5.55% at June 30, 1998 and 5.99% one year ago. The leverage ratio was 7.24% at September 30, 1998 compared with 7.17% at June 30, 1998 and 7.82% one year ago.


NET INTEREST INCOME
-------------------
                            3rd       2nd       3rd       Year-to-date
                          Quarter   Quarter   Quarter     ------------
(In millions)               1998      1998      1997      1998    1997
                          --------------------------------------------

Net Interest Income         $430      $424      $495    $1,258  $1,480
Net Interest Rate
 Spread                     2.14%     2.27%     2.98%     2.21%   3.13%
Net Yield on Interest-
 Earning Assets             3.15      3.28      4.02      3.25    4.11

      Net interest income on a taxable equivalent basis was $430 million in the third quarter of 1998 compared with $424 million in the second quarter of 1998 and $495 million in the third quarter of 1997. The net interest rate spread was 2.14% in the third quarter of 1998, compared with 2.27% in the second quarter of 1998 and 2.98% one year ago. The net yield on interest-earning assets was 3.15% compared with 3.28% in the second quarter of 1998 and 4.02% in last year's third quarter.

      For the nine months of 1998, net interest income on a taxable equivalent basis, amounted to $1,258 million compared with $1,480 million in the nine months of 1997. The year-to-date net interest rate spread was 2.21% in 1998 compared with 3.13% in 1997, while the net yield on interest-earning assets was 3.25% in 1998 and 4.11% in 1997.

     The increase in net interest income and the decline in net interest rate spread and yield from the second quarter were the result of growth in highly liquid but lower yielding assets, related to substantial increases in short-term deposits from our securities servicing client base. The declines from the third quarter of 1997 were primarily the result of the sale of the credit card business.

NONINTEREST INCOME
------------------
                                   3rd Quarter      Year-to-date
                                   -----------      ------------
(In millions)                      1998    1997     1998    1997
                                   -----------------------------
Processing Fees
  Securities                       $258    $202   $  726  $  577
  Cash                               66      63      193     177
                                   ----    ----   ------  ------
                                    324     265      919     754
Trust and Investment Fees            53      46      154     134
Service Charges and Fees             81      92      248     280
Foreign Exchange and
 Other Trading Activities            30      35      118      87
Securities Gains                     51      51      125      91
Other                                33      15      121     102
                                   ----    ----   ------  ------
Total Noninterest Income           $572    $504   $1,685  $1,448
                                   ====    ====   ======  ======


      Securities servicing fees increased 27% to $258 million compared with $202 million in the third quarter of 1997. Strong internal growth across all areas reached 16%, with remaining growth coming from acquisitions. Third quarter service charges and fees of $81 million were down from $85 million in the second quarter. This was due to a decline in syndication activity which, while still strong, was below second quarter levels. Service charges and fees were down from $92 million in the third quarter of 1997 reflecting the loss of revenue associated with the sale of the credit card business, partially offset by growth in factoring commissions related to U.K. asset based lending acquisitions.

Revenues from foreign exchange and other trading activities were $30 million in the third quarter of 1998 compared with $42 million in the second quarter of 1998 and $35 million in the third quarter of 1997. The

Company reported $51 million of securities gains in the third quarter the same level as a year ago.

NONINTEREST EXPENSE AND INCOME TAXES
------------------------------------

     Total noninterest expense for the quarter was $481 million, up only

2% from $473 million in the same period last year. Year-to-date noninterest expense was $1,420 million compared with $1,384 million in

1997, a 3% increase. Noninterest expense for the third quarter included

$8 million, approximately 1 cent per share, related to making computer systems Year 2000 compliant. For the nine months of 1998, Year 2000 expenses were $25 million or approximately 2 cents per share.

      The efficiency ratio for the third quarter of 1998 was 50.6%

compared with 50.1% for the third quarter of 1997. For the nine months of 1998, the efficiency ratio was 50.3% compared with 48.8% last year.

The upward move from a year ago in the efficiency ratio is primarily attributable to the sale of the Company's credit card operations and

Year 2000 systems expenses.

      The effective tax rate for the third quarter and nine months of

1998 was 35.1% and 35.4% compared with 36.1% and 36.4% last year.

NONPERFORMING ASSETS
--------------------
                                                               Change
                                                              9/30/98
(Dollars in millions)              9/30/98      6/30/98       6/30/98
                                   ----------------------------------
Loans:
     Commercial Real Estate          $ 36         $ 35          $ 1
     Other Commercial                  56           61           (5)
     Foreign                           40           37            3
     Community Banking                 45           49           (4)
                                     ----         ----          ---
  Total Loans                         177          182           (5)
Other Real Estate                      18           17            1
                                     ----         ----          ---
  Total                              $195         $199          $(4)
                                     ====         ====          ===
Nonperforming Assets Ratio            0.5%         0.5%
Allowance/Nonperforming Loans       360.4        356.1
Allowance/Nonperforming Assets      327.8        324.9



      Nonperforming assets totaled $195 million at September 30, 1998, compared with $199 million at June 30, 1998, a decrease of $4 million. This was the twenty-ninth consecutive quarter of nonperforming asset decreases.

LOAN LOSS PROVISION AND NET CHARGE-OFF
--------------------------------------

                              3rd       2nd       3rd      Year-to-date
                            Quarter   Quarter   Quarter    ------------
(In millions)                 1998      1998     1997      1998    1997
                            -------------------------------------------

Provision                     $  5      $  5    $  60     $ 15    $ 180
                              ====      ====    =====     ====    =====
Net(Charge-offs)Recoveries:

  Commercial Real Estate         5         1        1        7        2

  Other Commercial             (16)       (3)     (26)     (22)     (35)

  Consumer                      (1)       (1)      (1)      (3)      (3)

  Foreign                       (1)        -        1       (2)       4

  Other                          -        (1)      (1)      (2)      (2)

  Credit Card                    -         -      (95)       -     (276)
                              ----      ----    -----     ----    -----
     Total                    $(13)     $ (4)   $(121)    $(22)   $(310)
                              ====      ====    =====     ====    =====


Other Real Estate Expense     $  -      $  -     $ (2)    $  2    $  (1)
(Recoveries)

      The allowance for loan losses was $638 million, or 1.66% of loans at September 30, 1998 compared with $646 million, or 1.65% of loans at

June 30, 1998 and $771 million, or 2.01% of loans at September 30, 1997.

The ratio of the allowance to nonperforming assets was 327.8% at

September 30, 1998 compared with 324.9% at June 30, 1998 and 326.5% at

September 30, 1997.


                       ***************************

(Financial highlights and detailed financial statements are attached. E.P.S. has been calculated based on a new accounting pronouncement. "Basic" and "diluted" E.P.S. have replaced "primary" and "fully diluted" E.P.S. In addition, a new accounting pronouncement related to comprehensive income has been adopted. This has changed how certain components of shareholders' equity are presented. Prior periods have been restated for these changes.)

                         THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                   (Dollars in millions, except per share amounts)
                                    (Unaudited)

                                                1998       1997    Change
                                                ----       ----    ------
For the Three Months Ended September 30:
---------------------------------------
  Net Income                                 $   301    $   273      10.3%
    Per Common Share:
      Basic                                  $  0.40    $  0.36      11.1
      Diluted                                   0.39       0.34      14.7
      Cash Dividends Paid                       0.14       0.12      16.7

  Return on Average Common Shareholders'
      Equity                                   24.19%     22.06%
  Return on Average Assets                      1.86       1.81




                                                1998       1997    Change
For the Nine Months Ended September 30:         ----       ----    ------
---------------------------------------

Net Income                                   $   879    $   806       9.1%
    Per Common Share:
      Basic                                  $  1.18    $  1.05      12.4
      Diluted                                   1.13       0.98      15.3
      Cash Dividends Paid                       0.40       0.36      11.1

  Return on Average Common Shareholders'
      Equity                                   24.39%     21.59%
  Return on Average Assets                      1.90       1.83


As of September 30:
-------------------
  Assets                                     $63,453    $61,222       3.6%
  Loans                                       38,506     38,396       0.3
  Securities                                   5,911      5,380       9.9
  Deposits - Domestic                         26,859     27,851      -3.6
           - Foreign                          17,274     14,626      18.1
  Long-Term Debt                               2,022      1,827      10.7
  Minority Interest - Preferred Securities     1,300      1,000      30.0
  Preferred Shareholders' Equity                   1        112     -99.1
  Common Shareholders' Equity                  5,014      4,880       2.7

  Common Shareholders' Equity Per Share         6.63       6.51       1.8
  Market Value Per Share of Common Stock       27.38      24.00      14.1

  Allowance for Loan Losses as a Percent
    of Loans                                    1.66%      2.01%
  Tier 1 Capital Ratio                          7.48       7.61
  Total Capital Ratio                          11.59      11.62
  Leverage Ratio                                7.24       7.82
  Tangible Common Equity Ratio                  5.59       5.99

                         THE BANK OF NEW YORK COMPANY, INC.
                         Consolidated Statements of Income
                       (In millions, except per share amounts)
                                    (Unaudited)

                                          For the three         For the nine
                                          months ended          months ended
                                          September 30,         September 30,

                                          1998     1997         1998     1997
                                          ----     ----         ----     ----
Interest Income
---------------
Loans                                    $ 708    $ 766       $2,073   $2,278
Securities
  Taxable                                   64       59          209      178
  Exempt from Federal Income Taxes          16        9           46       26
                                         -----    -----       ------   ------
                                            80       68          255      204
Deposits in Banks                           44       45          127      118
Federal Funds Sold and Securities
 Purchased Under Resale Agreements          68       37          140      105
Trading Assets                               6        5           15       16
                                         -----    -----       ------   ------
    Total Interest Income                  906      921        2,610    2,721
                                         -----    -----       ------   ------
Interest Expense
----------------
Deposits                                   367      331        1,034      960
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                                 38       30          104       88
Other Borrowed Funds                        52       42          154      124
Long-Term Debt                              34       32          100       94
                                         -----    -----       ------   ------
    Total Interest Expense                 491      435        1,392    1,266
                                         -----    -----       ------   ------
Net Interest Income                        415      486        1,218    1,455
-------------------
Provision for Loan Losses                    5       60           15      180
                                         -----    -----       ------   ------
Net Interest Income After
 Provision for Loan Losses                 410      426        1,203    1,275
                                         -----    -----       ------   ------
Noninterest Income
------------------
Processing Fees
 Securities                                258      202          726      577
 Cash                                       66       63          193      177
                                         -----    -----       ------   ------
                                           324      265          919      754
Trust and Investment Fees                   53       46          154      134
Service Charges and Fees                    81       92          248      280
Securities Gains                            51       51          125       91
Other                                       63       50          239      189
                                         -----    -----       ------   ------
    Total Noninterest Income               572      504        1,685    1,448
                                         -----    -----       ------   ------
Noninterest Expense
-------------------
Salaries and Employee Benefits             294      269          863      789
Net Occupancy                               41       42          126      126
Furniture and Equipment                     22       23           63       70
Other                                      124      139          368      399
                                         -----    -----       ------   ------
    Total Noninterest Expense              481      473        1,420    1,384
                                         -----    -----       ------   ------
Income Before Income Taxes                 501      457        1,468    1,339
Income Taxes                               175      165          519      488
Distribution on Trust Preferred
 Securities                                 25       19           70       45
                                         -----    -----       ------   ------
Net Income                               $ 301    $ 273       $  879   $  806
----------                               =====    =====       ======   ======
Net Income Available to
 Common Shareholders                     $ 301    $ 270       $  879   $  799
-----------------------                  =====    =====       ======   ======
Per Common Share Data:
----------------------
   Basic Earnings                        $0.40    $0.36        $1.18    $1.05
   Diluted Earnings                       0.39     0.34         1.13     0.98
   Cash Dividends Paid                    0.14     0.12         0.40     0.36
Diluted Shares Outstanding                 779      801          781      812

                       THE BANK OF NEW YORK COMPANY, INC.
                          Consolidated Balance Sheets
                  (Dollars in millions, except per share amounts)
                                  (Unaudited)
                                                   September 30,  December 31,
                                                        1998          1997
                                                        ----          ----
Assets
------
Cash and Due from Banks                              $ 7,693       $ 5,769
Interest-Bearing Deposits in Banks                     2,308         2,126
Securities:
  Held-to-Maturity                                       996         1,127
  Available-for-Sale                                   4,915         5,501
                                                     -------       -------
    Total Securities                                   5,911         6,628
Trading Assets at Fair Value                           2,416         2,616
Federal Funds Sold and Securities Purchased
 Under Resale Agreements                               1,143         2,820
Loans (less allowance for loan losses
 of $638 in 1998 and $641 in 1997)                    37,868        34,486
Premises and Equipment                                   850           835
Due from Customers on Acceptances                      1,121         1,187
Accrued Interest Receivable                              340           356
Other Assets                                           3,803         3,138
                                                     -------       -------
     Total Assets                                    $63,453       $59,961
                                                     =======       =======

Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally
  domestic offices)                                  $11,209       $12,561
 Interest-Bearing
   Domestic Offices                                   15,769        15,607
   Foreign Offices                                    17,155        13,189
                                                     -------       -------
     Total Deposits                                   44,133        41,357
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements                      1,807         2,329
Other Borrowed Funds                                   5,230         4,673
Acceptances Outstanding                                1,132         1,196
Accrued Taxes and Other Expenses                       2,163         1,910
Accrued Interest Payable                                 173           182
Other Liabilities                                        479           503
Long-Term Debt                                         2,022         1,809
                                                     -------       -------
     Total Liabilities                                57,139        53,959
                                                     -------       -------

Guaranteed Preferred Beneficial Interests
 in the Company's Junior Subordinated
 Deferrable Interest Debentures                        1,300         1,000
                                                     -------       -------

Shareholders' Equity
 Class A Preferred Stock - par value $2.00
  per share, authorized 5,000,000 shares,
  outstanding 22,800 shares in 1998 and
  23,844 shares in 1997                                    1             1
 Common Stock-par value $7.50 per share,
  authorized 1,600,000,000 shares, issued
  953,810,729 shares in 1998 and
  920,425,238 shares in 1997                           7,154         6,904
 Additional Capital                                       72            12
 Retained Earnings                                     1,110           529
 Accumulated Other Comprehensive Income                  221           285
                                                     -------       -------
                                                       8,558         7,731
 Less: Treasury Stock (195,994,250 shares in 1998
       and 170,641,008 shares in 1997), at cost        3,529         2,714
       Loan to ESOP (2,113,658 shares), at cost           15            15
                                                     -------       -------
     Total Shareholders' Equity                        5,014         5,002
                                                     -------       -------
     Total Liabilities and Shareholders' Equity       63,453       $59,961
                                                     =======       =======

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                       Preliminary
                                  (Dollars in millions)

                             For the three months      For the three months
                           ended September 30, 1998  ended September 30, 1997
                           ------------------------  ------------------------
                           Average          Average  Average          Average
                           Balance Interest  Rate    Balance Interest  Rate
                           ------- -------- -------  ------- -------- -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)       $ 3,247    $  44   5.43%  $ 3,207   $   45   5.55%
Federal Funds Sold and
 Securities Purchased
 Under Resale Agreements     4,889       68   5.50     2,677       37   5.43
Loans
 Domestic Offices           20,074      383   7.56    22,346      515   9.15
 Foreign Offices            18,846      327   6.88    15,041      252   6.65
                           -------    -----          -------    -----
   Total Loans              38,920      710   7.23    37,387      767   8.14
                           -------    -----          -------    -----
Securities
 U.S. Government
  Obligations                2,907       42   5.73     2,788       40   5.74
 U.S. Government Agency
  Obligations                  465        8   6.67       360        6   6.47
 Obligations of States and
  Political Subdivisions       687       13   7.80       659       14   8.56
 Other Securities,
  including Trading
  Securities                 2,984       36   4.76     1,721       21   4.89
                           -------    -----          -------    -----
   Total Securities          7,043       99   5.58     5,528       81   5.86
                           -------    -----          -------    -----
Total Interest-Earning
 Assets                     54,099      921   6.75%   48,799      930   7.56%
                                      -----                     -----
Allowance for Loan Losses     (646)                     (821)
Cash and Due from Banks      3,133                     3,661
Other Assets                 7,446                     7,959
                           -------                   -------
   TOTAL ASSETS            $64,032                   $59,598
                           =======                   =======

LIABILITIES AND
 SHAREHOLDERS' EQUITY
---------------------
Interest-Bearing Deposits
 Money Market Rate
  Accounts                 $ 5,078       62   4.87%  $ 4,399       51   4.62%
 Savings                     7,645       50   2.60     7,874       50   2.53
 Certificates of Deposit
  $100,000 & Over              666        9   5.46       751       11   5.55
 Other Time Deposits         2,228       27   4.78     2,473       31   4.96
 Foreign Offices            17,542      219   4.94    15,044      188   4.96
                           -------    -----          -------    -----
  Total Interest-Bearing
   Deposits                 33,159      367   4.39    30,541      331   4.30
Federal Funds Purchased
 and Securities Sold
 Under Repurchase
 Agreements                  3,205       38   4.75     2,277       30   5.18
Other Borrowed Funds         3,827       52   5.31     3,053       42   5.54
Long-Term Debt               1,998       34   6.81     1,807       32   6.96
                           -------    -----          -------    -----
  Total Interest-Bearing
   Liabilities              42,189      491   4.61%   37,678      435   4.58%
                                      -----                     -----
Noninterest-Bearing
 Deposits                   10,220                     9,795
Other Liabilities            5,391                     6,153
Minority Interest-
  Preferred Securities       1,300                     1,000
Preferred Stock                  1                       112
Common Shareholders'
 Equity                      4,931                     4,860
                           -------                   -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY    $64,032                   $59,598
                           =======                   =======
Net Interest Earnings
 and Interest Rate Spread             $ 430   2.14%             $ 495   2.98%
                                      =====   ====              =====   ====
 Net Yield on Interest-
  Earning Assets                              3.15%                     4.02%
                                              ====                      ====

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                       Preliminary
                                  (Dollars in millions)

                              For the nine months      For the nine months
                           ended September 30, 1998  ended September 30, 1997
                           ------------------------  ------------------------
                           Average          Average  Average          Average
                           Balance Interest  Rate    Balance Interest  Rate
                           ------- -------- -------  ------- -------- -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)       $ 3,084    $ 127   5.51%  $ 2,866   $  118   5.49%
Federal Funds Sold and
 Securities Purchased
 Under Resale Agreements     3,466      140   5.39     2,587      105   5.42
Loans
 Domestic Offices           19,620    1,137   7.76    22,529    1,563   9.28
 Foreign Offices            18,234      938   6.88    14,704      718   6.53
                           -------   ------          -------   ------
   Total Loans              37,854    2,075   7.33    37,233    2,281   8.19
                           -------   ------          -------   ------
Securities
 U.S. Government
  Obligations                3,211      139   5.77     2,742      119   5.79
 U.S. Government Agency
  Obligations                  544       27   6.53       390       19   6.43
 Obligations of States and
  Political Subdivisions       669       41   8.08       645       42   8.63
 Other Securities,
  including Trading
  Securities                 2,933      101   4.61     1,652       62   5.10
                           -------   ------          -------   ------
   Total Securities          7,357      308   5.58     5,429      242   5.97
                           -------   ------          -------   ------
Total Interest-Earning
 Assets                     51,761    2,650   6.84%   48,115    2,746   7.63%
                                     ------                    ------
Allowance for Loan Losses     (644)                     (843)
Cash and Due from Banks      3,400                     3,820
Other Assets                 7,456                     7,703
                           -------                   -------
   TOTAL ASSETS            $61,973                   $58,795
                           =======                   =======

LIABILITIES AND
 SHAREHOLDERS' EQUITY
---------------------
Interest-Bearing Deposits
 Money Market Rate
  Accounts                 $ 4,931      176   4.78%  $ 4,183      141   4.49%
 Savings                     7,689      147   2.56     8,005      152   2.54
 Certificates of Deposit
  $100,000 & Over              689       28   5.49       721       29   5.44
 Other Time Deposits         2,276       82   4.83     2,512       93   4.91
 Foreign Offices            15,931      601   5.04    14,951      545   4.88
                           -------   ------          -------   ------
  Total Interest-Bearing
   Deposits                 31,516    1,034   4.39    30,372      960   4.22
Federal Funds Purchased
 and Securities Sold
 Under Repurchase
 Agreements                  2,974      104   4.65     2,256       88   5.20
Other Borrowed Funds         3,754      154   5.48     3,168      124   5.23
Long-Term Debt               1,935      100   6.85     1,810       94   6.91
                           -------   ------          -------   ------
  Total Interest-Bearing
   Liabilities              40,179    1,392   4.63%   37,606    1,266   4.50%
                                     ------                    ------
Noninterest-Bearing
 Deposits                   10,156                     9,418
Other Liabilities            5,609                     5,940
Minority Interest-
  Preferred Securities       1,210                       773
Preferred Stock                  1                       112
Common Shareholders'
 Equity                      4,818                     4,946
                           -------                   -------
   TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY   $61,973                   $58,795
                           =======                   =======
Net Interest Earnings
 and Interest Rate Spread            $1,258   2.21%            $1,480   3.13%
                                     ======   ====             ======   ====
 Net Yield on Interest-
  Earning Assets                              3.25%                     4.11%
                                              ====                      ====